Exhibit 99.1

Dear Stockholders,

We’re excited to provide you with an important update regarding the status of our Chapter 11 reorganization process. On March 12, 2025, Gaucho Holdings entered into a settlement term sheet that we believe represents a constructive resolution to the ongoing proceedings. If approved by the Chapter 11 Bankruptcy Court, this settlement is expected to lead to our structured exit from Chapter 11, allowing us to move forward with greater financial and operational stability.

For full details, you can view our 8-K filing with the SEC at this link: https://www.sec.gov/ix?doc=/Archives/edgar/data/1559998/000149315225010426/form8-k.htm.

Protecting Our Assets—And Keeping Them All

The sole purpose of our Chapter 11 filing was to protect our assets for the sake of all creditors and interest holders—and we have successfully done so. Through this settlement, Gaucho Holdings retains all of its assets (including our crown jewel, Algodon Mansion) while resolving outstanding legal matters in a structured and responsible manner. This allows us to maintain control over our core holdings while moving forward with our long-term business strategy.

Our portfolio remains intact and includes:

Algodon Mansion – Our luxury boutique hotel in Buenos Aires

Algodon Wine Estates – A 4,138-acre luxury vineyard real estate development in San Rafael, Mendoza, featuring vineyard homesites, a lodge, a winery, a farm-to-table restaurant, championship tennis courts, a golf course, and vast vineyard holdings

Algodon Fine Wines – Our collection of fine Argentine wines produced from hand-harvested grapes at Algodon Wine Estates

Commercial Land Holdings – Prime properties in Cordoba and San Rafael, strategically positioned for long-term value

Intellectual Property – Including our luxury brands, trademarks, and associated assets

The terms of the settlement include a structured dismissal of the Chapter 11 reorganization, the cancelation of the Securities Contracts, and the dismissal of the Delaware Litigation and other related litigation. To satisfy the settlement, the Company will pay a total of $5,500,000 to the other parties over a period of 12 months, substantially secured by Algodon Mansion and its related assets. In addition, Gaucho Holdings will receive all shares and warrants previously held by the other parties, as well as three vineyard estate lots that had been acquired by the other parties will be transferred back to Gaucho Holdings. The settlement remains subject to review and approval by the Chapter 11 Bankruptcy Court. We will continue to keep you informed as developments progress.

Comprehensive Real Estate Valuation Underway

In light of Argentina’s evolving economic environment and renewed investor confidence, we have engaged a qualified and certified Argentina appraisal firm to conduct a complete and updated valuation of all our real estate assets. This independent analysis will provide a fresh and accurate assessment of our holdings, which include:

Algodon Mansion in Buenos Aires

Algodon Wine Estates – The full 4,138-acre property, including the winery, lodge, resort activities, vineyards, and real estate development

Commercial Land Holdings – Properties in Cordoba and San Rafael

We anticipate this valuation to be completed in the coming weeks and will share the results as soon as they are finalized.

Argentina’s Economic Climate and Our Strategic Position

Argentina is undergoing a significant economic transformation. With bold economic reforms, improving investor confidence, a recovering real estate market, strengthened international alliances, and a balanced energy strategy, the country is entering a new era of growth and opportunity.

The alignment of macroeconomic stabilization, increased foreign investment, and a pro-business government presents a compelling case for those looking to participate in Argentina’s evolution. This economic shift directly benefits our portfolio of assets, particularly Algodon Wine Estates, where we continue to see interest in luxury vineyard real estate and tourism.

Exclusive Investor Benefits

We also want to take this opportunity to remind our investors that if you wish to stay at Algodon Mansion, we are pleased to offer an investor discount on our best available rate. We anticipate welcoming many of you to Buenos Aires this year at the mansion, as well as at Algodon Wine Estates, where we continue to showcase the best of Argentine luxury, fine wine, and real estate.

We are excited about resolving this chapter in our lives and getting back to building value and growth. With this resolution in place, it is time to refocus our efforts on the future—on growth, creating value, and seizing the opportunities before us. We remain confident that we are in the right part of the world at the right time—positioned to capitalize on the economic momentum currently underway in Argentina, Europe, and the United States.

As always, we appreciate your ongoing partnership and will provide further updates as developments unfold.

Sincerely,

Scott L. Mathis Founder,

Chief Executive Officer and Chairman of the Board of Directors

smathis@gauchoholdings.com

www.GauchoHoldings.com

Gaucho Group Holdings, Inc. Announces Settlement Term Sheet and Plan for Structured Exit from Chapter 11

Agreement Provides for Structured Settlement and Dismissal of Litigation

MIAMI, FL / ACCESSWIRE / March 18, 2025 / Gaucho Group Holdings, Inc. (OTC:VINOQ), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has entered into a settlement term sheet with 3i, LP, 3i Management LLC, and Maier Joshua Tarlow (the “3i Parties”) to resolve outstanding litigation and facilitate a structured dismissal of the Company’s Chapter 11 reorganization proceedings, subject to approval by the Bankruptcy Court.

As previously reported on the Company’s Current Report on Form 8-K filed on February 20, 2024, Gaucho Holdings commenced an action in the United States District Court for the District of Delaware on February 16, 2024, through the filing of a complaint against the 3i Parties. The litigation pertained to that certain Securities Purchase Agreement, promissory note, and ancillary agreements (the “Securities Contracts”) entered into between the Company and the 3i Parties (the “Delaware Litigation”).

Additionally, as disclosed in the Company’s Current Report on Form 8-K filed on November 12, 2024, the Company filed a voluntary petition (the “Chapter 11 Reorganization”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”), seeking relief under Chapter 11 of Title 11 of the United States Code.

On March 12, 2025, Gaucho Holdings and the 3i Parties (collectively, the “Parties”) entered into a settlement term sheet under which, in exchange for the cancellation of the Securities Contracts, dismissal of the Delaware Litigation and related litigation, and a structured dismissal of the Chapter 11 Reorganization, the Company has agreed to make a cash settlement payment of $5,500,000 to the 3i Parties over a 12-month period. This settlement will be substantially secured by all right, title, and interest in the Algodon Mansion and/or the Company subsidiaries holding all right, title, and interest in the Algodon Mansion and associated intellectual property. Further, as part of the settlement, the Parties have agreed to enter into a hotel management agreement for the Algodon Mansion.

The settlement term sheet is subject to review and approval by the Chapter 11 Bankruptcy Court. The Company will provide updates as appropriate in accordance with its disclosure obligations.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com